As filed with the U.S. Securities and Exchange Commission on August 15, 2006

Commission File No. 333-_____________

     UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Neutron Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Nevada	98-0338100
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

     450 Matheson Blvd. East, Unit 67, Mississauga, Ontario L4Z 1R5, Canada
(Address of principal executive offices)

     NEUTRON ENTERPRISES, INC. AMENDED 2005 STOCK PLAN

EMPLOYMENT AGREEMENT DATED JUNE 26, 2006
BETWEEN NEUTRON ENTERPRISES, INC. AND RORY OLSON

OPTION AGREEMENT DATED JUNE 26, 2006 BETWEEN
NEUTRON ENTERPRISES INC. AND RORY OLSON

     OPTION AGREEMENT DATED JULY 1, 2006 BETWEEN
NEUTRON ENTERPRISES INC. AND MITCHELL ROSEN

OPTION AGREEMENT DATED JULY 1, 2006 BETWEEN
NEUTRON ENTERPRISES INC. AND MARK WOLINSKY

OPTION AGREEMENT DATED MAY 11, 2006
BETWEEN NEUTRON ENTERPRISES, INC. AND
ANDREW GERTLER
(Full title of the plans)

Joseph P. Galda
Corsair Advisors, Inc.
497 Delaware Avenue
Buffalo, NY 14202
(Name and Address of Agent for Service)

(716) 882-2157
(Telephone number, including area code, of agent for service.)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.001 per share (2)	4,415,000	$2.40 (3)	$10,596,000	$1,133.78
Common Stock, par value $0.001 per share (4)	1,585,000	$2.04 (5)	$ 3,228,500	$ 345.45
Common Stock, par value $0.001 per share (6)	500,000	$2.40 (3)	$ 1,200,000	$ 128.40
Common Stock, par value $0.001 per share (7)	4,000,000	$2.00 (8)	$ 8,000,000	$ 856.00
Common Stock, par value $0.001 per share (9)	1,500,000	$2.00 (8)	$ 3,000,000	$ 321.00
Common Stock, par value $0.001 per share (10)	800,000	$2.00 (8)	$ 1,600,000	$ 171.20
Common Stock, par value $0.001 per share (11)	250,000	$1.00 (8)	$ 250,000	$ 26.75

	13,050,000		$27,874,500	$2,982.58

(1) Pursuant to Rule 416, this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the Amended 2005 Stock Plan, the June 26, 2006 employment agreement, the June 26, 2006 option, or the July 1, 2006 options by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of common stock.

(2) Represents shares issuable upon exercise of options to be granted under the registrant’s Amended 2005 Stock Plan.

(3) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based on the average of the high and low prices per share of the registrant’s common stock on August 9, 2006 as reported on the OTC Bulletin Board.

(4) Represents shares issuable upon exercise of outstanding options issued under the registrant’s Amended 2005 Stock Plan.

(5) Pursuant to Rule 457(h) under the Securities Act of 1933, the price per share is based on the average weighted per share exercise price of the underlying options.

(6) Represents shares issuable in connection with the employment agreement between the registrant and Rory Olson dated June 26, 2006 ( the “Employment Agreement”).

(7) Represents shares issuable upon exercise of option dated June 26, 2006 by and between the registrant and Rory Olson.

(8) Pursuant to Rule 457(h) under the Securities Act of 1933, the price per share is based on the per share exercise price of the underlying option.

(9) Represents shares issuable upon exercise of option dated July 1, 2006 by and between the registrant and Mitchell Rosen.

(10) Represents shares issuable upon exercise of option dated July 1, 2006 by and between the registrant and Mark Wolinsky.

(11) Represents shares issuable upon exercise of option dated May 11, 2006 by and between the registrant and Andrew Gertler.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

     This Registration Statement registers a total of 13,050,000 shares of common stock, par value $.001 per share, of Neutron Enterprises, Inc., a Nevada Corporation (the “Company”), comprised of the following: (i) 6,000,000 shares of common stock that may be issued and sold under the Company’s amended 2005 stock plan; (ii) 500,000 shares of restricted common stock to be issued to Rory Olson, our Chief Executive Officer, pursuant to an employment agreement dated June 26, 2006; (iii) 4,000,000 shares of common stock issuable upon exercise of options issued to Rory Olson, our Chief Executive Officer, on June 26, 2006; (iv) 1,500,000 shares of common stock issuable upon exercise of options issued to Mitchell Rosen, our Executive Vice President, on July 1, 2006; (v) 800,000 shares of common stock issuable upon exercise of options issued to Mark Wolinsky, our Chief Operating Officer, on July 1, 2006; and (vi) 250,000 shares of common stock issuable upon exercise of options issued to Andrew Gertler, a member of our board of directors.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this registration statement:

Our annual report on Form 10-KSB for the fiscal year ended December 31, 2005;

Our quarterly report on Form 10-Q for the quarter ended March 31, 2006;

Our current report on Form 8-K dated April 13, 2006; and

The description of our common stock, par value $.001 per share, contained in our registration statement on Form 8-A filed with the Commission on July 26, 2006.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the shares of common stock offered hereby will be passed upon for us by Woodburn & Wedge LLP.

Item 6. Indemnification of Directors and Officers.

     Nevada corporate law and our bylaws, in general, authorize us to indemnify our officers, directors and controlling persons, and any person serving at our request as an officer or director, against damages and loss if he or she acted in good faith and in a manner which he or she believed to be in, or not opposed to, the best interest of the Company. In the event, however, that such person is adjudged liable to the corporation, he or she will not be entitled to indemnification. Furthermore, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of such corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Woodburn and Wedge
10.1	Amended 2005 Stock Plan (incorporated by reference to Appendix B to the registrant’s Definitive Proxy Statement filed with the SEC June 30, 2006)
10.2	Employment Agreement dated June 26, 2006 between the registrant and Rory Olson
10.3	Option Agreement dated June 26, 2006 between the registrant and Rory Olson
10.4	Option Agreement dated July 1, 2006 between the registrant and Mitchell Rosen
10.5	Option Agreement dated July 1, 2006 between the registrant and Mark Wolinsky
10.6	Option Agreement dated May 11, 2006 between the registrant and Andrew Gertler.
23.1	Consent of Staley, Okada Partners LLP.
23.2	Consent of Woodburn and Wedge (filed as a part of Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).

________________________

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in this registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Missassauga, Province of Ontario, on this 3rd day of August, 2006.

Neutron Enterprises, Inc.

By: /s/ Rory Olson
Rory Olson
Chief Executive Officer

POWER OF ATTORNEY

Each director and/or officer of Neutron Enterprises, Inc. whose signature appears below constitutes and appoints Rory Olson, Chief Executive Officer, and Ciaran Griffin, Chief Financial Officer, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Rory Olson
	Chief Executive Officer	August 3, 2006
Rory Olson	(principal executive officer)

/s/ Ciaran Griffin
Chief Financial Officer
Ciaran Griffin	(principal financial and accounting officer)	August 3, 2006

/s/ Andrew Gertler

Andrew Gertler	Director

	Director	August 3, 2006
Paul Denommee

/s/ F. Bryson Farrill
	Director	August 3, 2006
F. Bryson Farrill

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Woodburn and Wedge
10.2	Employment Agreement dated as of June 26, 2006 between the registrant and Rory Olson
10.3	Option Agreement dated June 26, 2006 between the registrant and Rory Olson
10.4	Option Agreement dated July 1, 2006 between the registrant and Mitchell Rosen
10.5	Option Agreement dated July 1, 2006 between the registrant and Mark Wolinsky
10.6	Option Agreement dated May 11, 2006 between the registrant and Andrew Gertler.
23.1	Consent of Staley, Okada Partners LLP.
23.2	Consent of Woodburn and Wedge (filed as a part of Exhibit 5.1).
24.1	Power of Attorney (contained on signature page).